                                                                     EXHIBIT 5.2



                      [LETTERHEAD OF WINSTON & STRAWN LLP]



                                 October 18, 2004


MedCath Holdings Corp.
10720 Sikes Place
Charlotte, NC 28277



            Re:  Registration Statement on Form S-4
                 of MedCath Holdings Corp.

Ladies and Gentlemen:

         We have acted as special counsel to MedCath Holdings Corp., a Delaware corporation (the "Company"), MedCath Corporation, the direct parent company of the Company, and certain subsidiaries of the Company listed on Annex A hereto (collectively, the "Guarantors"), in connection with the preparation of the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the $150,000,000 aggregate principal amount of its 9 7/8% Senior Notes due 2012 which are to be registered under the Securities Act (the "Exchange Notes") and the guarantees of the Exchange Notes by the Guarantors (the "Exchange Guarantees" and, together with the Exchange Notes, the "Exchange Securities"). The Exchange Notes and the Exchange Guarantees are to be offered by the Company and the Guarantors, respectively, in exchange for $150,000,000 in aggregate principal amount of the Company's outstanding 9 7/8% Senior Secured Notes due 2012 (the "Original Notes") and the guarantees of the Original Notes by the Guarantors (the "Original Guarantees" and, together with the Original Notes, the "Original Securities"). The Exchange Securities will be issued pursuant to the Indenture, dated as of July 7, 2004 (the "Indenture"), among the Company, the Guarantors and U.S. Bank National Association, as trustee. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the prospectus (the "Prospectus") contained in the Registration Statement.

         This opinion letter is delivered at the request of the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

         In connection with this opinion letter, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, in the form filed with the Commission, and as amended through the date hereof; (ii) the Indenture; and
(iii) the form of the

Exchange Securities. We also have examined such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

         In rendering the opinion expressed below, we have, with your consent, assumed the legal capacity of all natural persons, that the signatures of persons signing all documents in connection with which this opinion letter is rendered are genuine, that all documents submitted to us as originals or duplicate originals are authentic and that all documents submitted to us as copies, whether certified or not, conform to authentic original documents. As to any facts material to the opinion expressed herein which we did not independently establish or verify, we have relied upon written statements and representations of officers and other representatives of the Company, the Guarantors and others. Additionally, we have, with your consent, assumed and relied upon the following:

         (a) all parties to the documents reviewed by us are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of formation, and have full power and authority to execute, deliver and perform under such documents, and all such documents have been duly authorized, executed and delivered by all parties thereto and are valid and legally binding against such parties (other than the Company and the Guarantors);

         (b) the Exchange Securities have been, or prior to their issuance will be, duly authorized, executed and delivered by the Company and the Guarantors; and

         (c) the Original Securities have been issued, authenticated and delivered in accordance with the terms of the Indenture.


         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Exchange Notes will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, when:
(i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Exchange Securities are duly executed and authenticated in accordance with the provisions of the Indenture; and (iii) the Exchange Securities shall have been issued and delivered in exchange for the Original Securities pursuant to the terms set forth in the Prospectus.

         2. The Exchange Guarantees will be valid and binding obligations of each of the Guarantors, enforceable against such Guarantor in accordance with their terms, when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Exchange Securities are duly executed and authenticated in accordance with the provisions of the Indenture; and (iii) the Exchange Securities shall have been issued and delivered in exchange for the Original Securities pursuant to the terms set forth in the Prospectus.

         The foregoing opinion is qualified to the extent that enforceability may be limited by or subject to: (i) the effect of bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, arrangement, moratorium or other similar laws, proceedings or court decisions now or hereafter in effect relating to creditors' rights generally; (ii) the availability of the remedies of specific performance or injunctive relief; and (iii) the effect of general principles of equity (whether or not such enforceability is considered in a proceeding in equity or at law) including, without limitation, an implied covenant of good faith, fair dealing and conscionability.

         The foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States. We express no opinion as to the application of the securities or blue sky laws of the various states to the issuance of the Exchange Securities.

         We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by
Section 7 of the Securities Act.

                                          Very truly yours,


                                          /s/ WINSTON & STRAWN LLP

                                     Annex A


GUARANTOR                                           JURISDICTION OF ORGANIZATION

AHH Management, Inc.                                       North Carolina
Austin MOB, Inc.                                           North Carolina
DTO Management, Inc.                                       North Carolina
HHBF, Inc.                                                 North Carolina
Harlingen Hospital Management, Inc.                        North Carolina
Harlingen Partnership Holdings, Inc.                          Arizona
Heart Research Centers International, LLC                  North Carolina
Hospital Management IV, Inc.                               North Carolina
Interim Diagnostic Solutions, LLC                             Delaware
Lafayette Hospital Management, Inc.                        North Carolina
Louisiana Hospital Management, Inc.                        North Carolina
MedCath of Arkansas, Inc.                                  North Carolina
MedCath Cardiology Consulting & Management, Inc.              Arizona
MedCath Corporation                                           Delaware
MedCath Diagnostics, LLC                                   North Carolina
MedCath Finance Company LLC                                North Carolina
MedCath Incorporated                                       North Carolina
MedCath Nuclear Services, LLC                              North Carolina
MedCath of Texas, Inc.                                     North Carolina
Metuchen Nuclear Management, LLC                              Delaware
Milwaukee Hospital Management, Inc.                        North Carolina
NM Hospital Management, Inc.                               North Carolina
San Antonio Holdings, Inc.                                    Arizona
San Antonio Hospital Management, Inc.                      North Carolina
Sioux Falls Hospital Management, Inc.                      North Carolina
Southern Arizona Heart, Inc.                               North Carolina
Venture Holdings, Inc.                                        Arizona